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                                                               Exhibit 99.1


                             Sirocco Systems, Inc.
                   Proxy for Special Meeting of Stockholders
          This Proxy Is Solicited on behalf of the Board of Directors

  The undersigned stockholder of Sirocco Systems, Inc., a Delaware corporation ("Sirocco"), having read the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus dated August 14, 2000 (the "Proxy Statement/Prospectus"), hereby revokes all previous proxies and hereby appoints Jonathan Reeves and W. Thomas Shea, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf of, and in the name of the undersigned, to vote as designated on the reverse side upon matters set forth in the Proxy Statement/Prospectus, all shares of stock of Sirocco that the undersigned is entitled to vote at the Special Meeting of Stockholders of Sirocco to be held at Day, Berry & Howard LLP, CityPlace I, 185 Asylum Street, 25th Floor, Hartford, Connecticut 06103 on Thursday, September 7, 2000 at 9:00 a.m., local time, and any adjournment or postponement thereof.

  In their discretion, the proxies are hereby authorized to vote upon such other matters as may properly come before the special meeting or any adjournment of the meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING.

  CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

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                           SIROCCO SYSTEMS, INC.

              [X] PLEASE MARK VOTE IN BOX USING DARK INK ONLY

   The Sirocco Board of Directors recommends a vote "FOR" the following proposal:
   1. To approve and adopt the Agreement and Plan of Merger, dated as of June 5, 2000, by and among Sycamore Networks, Inc., Tropical Acquisition Corporation, and Sirocco Systems, Inc. (the "Merger Agreement"), and to approve the merger of Tropical Acquisition Corporation with and into Sirocco Systems, Inc. pursuant to the Merger Agreement.

                       [_] FOR       [_] AGAINST   [_] ABSTAIN
                                                        Please sign exactly as
                                                     your name appears on your
                                                     stock certificate. When
                                                     shares are held by joint
                                                     tenants, both should
                                                     sign. When signing as at-
                                                     torney, executor, admin-
                                                     istrator, trustee, guard-
                                                     ian or corporate officer
                                                     or partner, please give
                                                     full name as such. If a
                                                     corporation, please sign
                                                     in corporate name by
                                                     president or other autho-
                                                     rized officer. If a part-
                                                     ner, please sign in part-
                                                     nership name by autho-
                                                     rized person.

Signature: _____________________Date: ____________

Signature: _____________________Date: ____________